Exhibit 31.1

Cameron International Corporation and Subsidiaries

Certification

I, R. Scott Rowe, certify that:

1.              I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of Cameron International Corporation;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 1, 2016

/s/ R. Scott Rowe
Name: R. Scott Rowe
Title: President & Chief Executive Officer